EXHIBIT 99.1


              TARRANT APPAREL GROUP ANNOUNCES FIRST QUARTER RESULTS

LOS ANGELES--(BUSINESS WIRE)-- Tarrant Apparel Group (NASDAQ:TAGS), a design and sourcing company for private label and private brand casual apparel, today announced financial results for the three months ended March 31, 2008.

The Company reported net sales of $50.5 million in the first quarter of 2008, a 10% decrease compared to $56.1 million in the same period in 2007. Private
Brands sales were $8.3 million in the 2008 first quarter, compared to $7.9 million in the first quarter of 2007. Private Label sales in the quarter were $42.2 million, as compared to $48.2 million reported in the same period last year.

Gross profit decreased by $2.3 million or 18.7% to $10.0 million in the first quarter of 2008 from $12.3 million in the first quarter of 2007. The decrease in gross profit was partially due to a decrease in sales. As a percentage of total net sales, gross profit decreased from 22.0% in the first quarter of 2007 to 19.9% in the first quarter of 2008. The decrease in gross margin in the first quarter of 2008 was caused by comparatively more discounts and allowances given to retailers as a result of a slowdown in the economy.

Selling, general and administrative expenses for the first quarter of 2008 were $9.7 million compared to $9.9 million in the 2007 first quarter. As a percentage of total net sales, selling, general and administrative expenses increased to 19.3% versus 17.7% for the same period of the prior year due to a lower level of sales. Included in selling, general and administrative expenses in the first quarter of 2008 was a charge of $848,000 resulting from liquidated damages imposed by the U.S. Customs on two of the Company's overseas vendors in April 2008. The goods were imported in 2005 and these vendors who are typically responsible for these liquidated damages are no longer operating.

Royalty expenses decreased by $24,000, or 6.6%, to $334,000 in the first quarter of 2008 from $358,000 in the first quarter of 2007. Terminated acquisition expenses in the first quarter of 2007 were $2.0 million, or 3.6% of total net sales, compared to no such expense in the first quarter of 2008.

Loss from operations was $43,000 in the first quarter of 2008 compared to income from operations of $64,000 in the first quarter of 2007. The net loss for the 2008 first quarter was $253,000 or a loss of $(0.01) per share compared to a net loss of $1.0 million or $(0.03) per share in the year earlier period.

"It is just unfortunate that our positive result in the first quarter was reversed by the need to record a charge for liquidated damages imposed by US
Customs in April on some overseas vendors who are no longer operating. We continue to operate in a difficult environment, as retailers continue to face many of the challenges created by a slowing economy and high energy prices," said Gerard Guez, Chairman and Interim CEO of Tarrant Apparel Group. "In this environment, we remain highly focused on tight expense controls, while seeking ways to improve sourcing and inventory management. We also continue to work closely with our customers, to ensure that they receive highly attractive products on a timely basis. We believe Tarrant Apparel has taken the necessary measures to operate efficiently during this downturn, and are well positioned to return to growth when consumer spending begins to increase."

CONFERENCE CALL

The Company will host a conference call and audio webcast at 4:30 p.m. Eastern Time today to discuss the results and outlook for 2008. Interested parties may dial 877-723-9520 (domestically) or 719-325-4835 (internationally). Please use passcode 4818084. A replay of the call will be available until June 11, 2008. To access the replay, interested parties should dial 800-448-0609 (domestically) or 402-220-0224 (internationally). Please use passcode 4818084. A live broadcast of the conference call can also be accessed via the Internet at http://www.tags.com. The archive of the webcast will be available for 30 days following the conclusion of the teleconference.

FORWARD LOOKING STATEMENT

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward-looking statements in this press release include the Company's positioning to return to growth when consumer spending begins to increase. Factors which could cause actual results to differ materially from these forward-looking statements include continued intervention of the U.S. government in China imports, the unanticipated loss of a major customer, an adverse outcome in our litigation over rights to the American Rag Cie trademark, and other competitive factors. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:
CEOcast, Inc. for Tarrant Apparel Group
Gary Nash, 212-732-4300


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


                              TARRANT APPAREL GROUP
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)


                                                              MARCH 31,     DECEMBER 31,
                                                                2008            2007
                                                            ------------    ------------
ASSETS
Current assets:
     Cash and cash equivalents ..........................   $      2,165    $        491
     Marketable securities ..............................            568            --
     Accounts receivable, net of $927,000 and $2.0
        million allowance for returns, discounts and
        bad debts at March 31, 2008 and December 31, 2007,
        respectively ....................................         36,890          34,622
     Due from related parties ...........................          7,702           6,813
     Inventory ..........................................          7,500          13,141
     Temporary quota rights .............................             57               5
     Prepaid expenses ...................................          1,193           1,277
     Deferred tax assets ................................            197             162
                                                            ------------    ------------

     Total current assets ...............................         56,272          56,511

Property and equipment, net of $8.3 million accumulated
   depeciation at March 31, 2008 and December 31, 2007 ..          1,358           1,531
Due from related parties, net of $1.0 million reserve
   and $0.8 million adjustment to fair value at March 31,
   2008 and December 31, 2007 ...........................          1,711           1,741
Equity method investment ................................            922             945
Deferred financing cost, net of $263,000 and $226,000
   accumulated amortization at March 31, 2008 and
   December 31, 2007, respectively ......................            177             214
Other assets ............................................            102             102
Goodwill ................................................          9,945           9,945
                                                            ------------    ------------

Total assets ............................................   $     70,487    $     70,989
                                                            ============    ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Short-term bank borrowings .........................   $      8,792    $      9,745
     Accounts payable ...................................          8,572          11,785
     Accrued expenses ...................................          8,241           8,627
     Income taxes .......................................          5,533          16,525
     Current portion of long-term obligations and
        factoring arrangement ...........................         11,072           3,003
                                                            ------------    ------------

     Total current liabilities ..........................         42,210          49,685

Other long-term obligations .............................           --              --
Income taxes ............................................          7,019            --
                                                            ------------    ------------
Total liabilities .......................................         49,229          49,685

Minority interest in PBG7 ...............................             60              61

Commitments and contingencies ...........................           --              --

Shareholders' equity:
     Preferred stock, 2,000,000 shares authorized; no
        shares at March 31, 2008 and December 31, 2007
        issued and outstanding ..........................           --              --
     Common stock, no par value, 100,000,000 shares
        authorized: 32,043,763 shares at March 31, 2008
        and December 31, 2007 issued and outstanding ....        116,673         116,673
     Warrants to purchase common stock ..................          7,314           7,314
     Contributed capital ................................         10,993          10,863
     Accumulated deficit ................................       (111,916)       (111,663)
     Notes receivable from officer/shareholder ..........         (1,866)         (1,944)
                                                            ------------    ------------
     Total shareholders' equity .........................         21,198          21,243

Total liabilities and shareholders' equity ..............   $     70,487    $     70,989
                                                            ============    ============


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


                              TARRANT APPAREL GROUP
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        (in thousands, except share data)

                                                                    THREE MONTHS ENDED MARCH 31,
                                                                    ----------------------------
                                                                        2008            2007
                                                                    ------------    ------------
                                                                     (Unaudited)     (Unaudited)
Net sales .......................................................   $     46,322    $     52,782
Net sales to related party ......................................          4,177           3,325
                                                                    ------------    ------------
Total net sales                                                           50,499          56,107

Cost of sales ...................................................         36,654          40,744
Cost of sales to related party ..................................          3,806           3,016
                                                                    ------------    ------------
Total cost of sales                                                       40,460          43,760

Gross profit ....................................................         10,039          12,347
Selling and distribution expenses ...............................          3,429           3,439
General and administrative expenses .............................          6,319           6,487
Royalty expenses ................................................            334             358
Terminated acquisition expenses .................................           --             2,000
                                                                    ------------    ------------

Income (loss) from operations ...................................            (43)             63
Interest expense ................................................           (230)         (1,343)
Interest income .................................................             40              45
Interest in income (loss) of equity method investee .............            (23)             84
Other income ....................................................            181              88
Adjustment to fair value of derivative ..........................           --               195
Other expense ...................................................            (64)             (2)
                                                                    ------------    ------------

Loss before provision for income taxes and minority interest ....           (139)           (870)
Provision for income taxes ......................................            114             132
Minority interest ...............................................             (0)             (1)
                                                                    ------------    ------------

Net loss ........................................................   $       (253)   $     (1,001)
                                                                    ============    ============
Net loss per share:
     Basic ......................................................   $      (0.01)   $      (0.03)
                                                                    ============    ============

     Diluted ....................................................   $      (0.01)   $      (0.03)
                                                                    ============    ============

Weighted average common and common equivalent shares outstanding:
     Basic ......................................................     32,043,763      30,543,763
                                                                    ============    ============

     Diluted ....................................................     32,043,763      30,543,763
                                                                    ============    ============


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